Exhibit 10.1

CONVERTIBLE NOTES PURCHASE AGREEMENT

Dated as of April 10, 2007

between

CHINA GOLD, LLC

as Purchaser

and

WITS BASIN PRECIOUS MINERALS INC.

 as Issuer

i

6.9	Intellectual Property Rights	23
6.10	Litigation, etc	23
6.11	Brokerage	24
6.12	Governmental Consent, etc.	24
6.13	Insurance	24
6.14	Employees	24
6.15	ERISA	24
6.16	Compliance with Laws	25
6.17	Affiliated Transactions	25
6.18	Investment Company	25
6.19	Margin Regulations	25
6.20	Public Utility Holding Company Act	25
6.21	Disclosure	26
6.22	On-Going Negotiations	26
6.23	Closing Date	26
Section 7.	Events of Default	26
7.1	Definition	26
7.2	Consequences of Events of Default	29
Section 8.	Miscellaneous	30
8.1	Expenses	30
8.2	Remedies	31
8.3	Usury	31
8.4	Purchaser’s Investment Representations	31
8.5	Amendments and Waivers	32
8.6	Survival of Agreement	32
8.7	No Setoffs, etc.	33
8.8	Successors and Assigns	33
8.9	Aggregation	33
8.10	Severability	33
8.11	Counterparts	33
8.12	Descriptive Headings	33
8.13	Governing Law	33
8.14	Notices	34
8.15	Construction	35
8.16	Complete Agreement; No Modifications	35
8.17	Indemnification	36
8.18	Payment Set Aside	36
8.19	Jurisdiction and Venue	37
8.20	Waiver of Right to Jury Trial	37
8.21	Certain Waivers	38
8.22	Transfer of Note; Several Liability of Purchaser	38
8.23	Confidentiality	38
8.24	Sole and Absolute Discretion of Purchaser	39

ii

Exhibit 10.1

CONVERTIBLE NOTES PURCHASE AGREEMENT

THIS CONVERTIBLE NOTES PURCHASE AGREEMENT (“Agreement”) is made as of April 10, 2007, between WITS BASIN PRECIOUS MINERALS INC., a Minnesota corporation, (the “Issuer”), and CHINA GOLD, LLC, a Kansas limited liability company, its successors and assigns (together with its successors and assigns “Purchaser”). Issuer and Purchaser hereby agree as follows:

Section 1. Definitions and Related Matters

1.1 Definitions. When used in this Agreement the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Additional Closing” has the meaning set forth in Section 3.11 of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliated Group” means any affiliated group as defined in Code §1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law, statute, rule or regulation) for a period during which Issuer was a member.

“Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the State of Kansas or other day on which banking institutions are authorized or obligated to close in Overland Park, Kansas.

“Capital Expenditures” means all expenditures which, in accordance with GAAP would be required to be capitalized and shown on the consolidated balance sheet of Issuer but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed: (a) from insurance proceeds (or similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored; (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; or (c) substantially concurrently with the proceeds from the sale of similar assets.

“Capitalized Lease” means a lease under which the obligations of the lessee should, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

“Change in Control” means: (a) any sale, transfer or issuance or series of sales or issuances of Issuer’s Equity Interests by Issuer or any holder or holders thereof, or any merger, consolidation or other transaction involving Issuer, immediately after which (i) the holder or holders of Issuer’s Equity Interests immediately prior to such transaction or transactions no longer possess the voting power to elect a majority of Issuer’s board of directors (or similar governing body) or (ii) the holder or holders of Issuer’s Equity Interests immediately prior to such transaction or transactions no longer hold record and beneficial ownership of at least 50% of Issuer’s voting Equity Interests; (b) any sale of all or substantially all of Issuer’s assets on a consolidated basis; or (c) after any Closing, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act that did not hold any of Issuer’s Equity Interests at Closing (other than the Purchaser and its Affiliates and transferees) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than 50% of Issuer’s Equity Interests (on a fully diluted basis and taking into account any Equity Interests of Issuer having voting rights in the election of members of the board of directors (or similar governing body) under normal circumstances.

“Closing,” means either an Initial Closing or an Additional Closing.

“Closing Date” means, with respect to the purchase of the Initial Note, the Initial Closing Date and, with respect to the purchase of any Additional Notes, the date of the Additional Closing for such purchase.

“Code” means the Internal Revenue Code of 1986, as amended, modified, supplemented, or replaced from time to time, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Collateral” means all personal and real property, including a Property, with respect to which a Lien has been granted, or subsequently is granted, to or for the benefit of Purchaser pursuant to any of the Security Documents or other Investment Documents, or which otherwise secures the payment or performance of any of the Obligations, including pursuant to the Security Documents.

“Convertible Securities” of a Person means any securities (directly or indirectly) convertible into or exchangeable for any Equity Interest of such Person, including all warrants, options and other rights to acquire any Equity Interests of such Person.

“Dividend” means any distribution by a Person with respect to its ownership interests whether in cash, securities (including common and preferred equity) or other property, including distributions upon any liquidation, dissolution or winding up of such Person.

“Environmental and Safety Requirements” means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended, modified, supplemented, or replaced from time to time and as now or hereafter in effect.

“Equity Interests” means all of the equity or other ownership interests in a Person (including Convertible Securities and other rights containing phantom or other equity participation features).

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended, modified, supplemented, or replaced from time to time, or any similar federal law then in force.

“ERISA Affiliate” means, with respect to Issuer, any trade or business (whether or not incorporated) under common control with such Person within the meaning of §414(b) or (c) of the Code (or §414(m) or (o) of the Code for purposes of provisions relating to §412 of the Code).

“ERISA Event” means, as to Issuer or any ERISA Affiliate: (a) a Reportable Event as defined in §4043 of ERISA and the regulations issued thereunder (other than a Reportable Event for which notice has been waived by regulation); (b) the withdrawal of Issuer, any Subsidiary thereof or any ERISA Affiliate from a Pension Plan in which it was a “substantial employer” as defined in §4001(a)(2) of ERISA or was deemed a “substantial employer” under §4062(e) of ERISA; (c) the termination of a Pension Plan, the filing of notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under §4041 of ERISA; (d) the institution of proceedings to terminate a Pension Plan by the PBGC; (e) the partial or complete withdrawal of Issuer or any ERISA Affiliate from a Multiemployer Plan, (f) the imposition of a lien on Issuer or any ERISA Affiliate pursuant to §412 of the Code or Section 302 of ERISA; (g) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan to which Issuer or any ERISA Affiliate has any liability under §4241 or §4245 of ERISA, respectively; and (h) any event or condition which results in the termination of a Multiemployer Plan, or the institution by the PBGC of proceedings to terminate a Multiemployer Plan to which Issuer or any ERISA Affiliate has any liability under §4041A of ERISA or §4042 of ERISA, respectively.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended, modified, supplemented, or replaced from time to time.

“GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board or any other governing body or boards having jurisdiction, authority or responsibility for promulgating accounting standards, as in effect from time to time. Except as otherwise expressly stated herein, all references to GAAP shall be deemed to mean GAAP as consistently applied.

“Governing Documents” of a Person means such Person’s (a) certificate or articles of incorporation, formation or organization and operating agreements or bylaws, (b) any documents comparable to those described in preceding clause (a) as may be applicable pursuant to any Law, and (c) any amendment or modification to any of the foregoing.

“Governmental Body” means any federal, state, local, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Guaranty” means any guarantee, including the Guaranty Agreement, of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended (or continued) to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to: (a) pay the Indebtedness or other liabilities of such obligor; (b) purchase an obligation owed by such obligor; (c) purchase goods and services from such obligor pursuant to a take-or-pay contract; (d) maintain the capital, working capital, solvency or general financial condition of such obligor; or (e) otherwise assure any creditor of such obligor against loss (including by way of an agreement to repurchase or reimburse), whether or not any such arrangement is listed on the balance sheet of such other Person or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. The amount of any Guaranty shall be equal to the amount of the obligation so guaranteed or otherwise supported, or, if not a fixed or determined amount, the maximum amount guaranteed or supported.

“Guaranty Agreement” has the meaning set forth in Section 3.3 of this Agreement.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental and Safety Regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of an Issuer’s property that are used and stored in accordance with all applicable Environmental and Safety Requirements.

“Indebtedness” means at a particular time, without duplication: (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (b) any indebtedness evidenced by any note, bond, debenture or other debt instrument; (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business, consistent with past practice unless the same are being contested in good faith by appropriate proceedings and with respect to which a Person has set aside adequate reserves therefore in accordance with GAAP); (d) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (e) any obligations for which a Person is obligated pursuant to a Guaranty; (f) any obligations under Capitalized Leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (g) any indebtedness secured by a Lien on a Person’s assets; (h) any unsatisfied obligation for Withdrawal Liability to a Multiemployer Plan; (i) all indebtedness of any partnership of which such Person is a general partner or in which such Person may incur liability as if such Person was a general partner; and (j) all indebtedness of a Person for which such Person may become liable as a fiduciary or otherwise.

“Initial Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Initial Note” has the meaning set forth in Section 2.1 of this Agreement.

“Intellectual Property Rights” means all: (a) patents, patent applications, patent disclosures and inventions; (b) trademarks, service marks, trade dress, trade names, internet domain names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data, data bases and documentation thereof; (f) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information); (g) other intellectual property rights; and (h) copies and tangible embodiments thereof (in whatever form or medium).

“Investment” as applied to any Person means: (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, Equity Interests and other securities of any other Person; and (b) any capital contribution by such Person to any other Person.

“Investment Documents” means this Agreement, the agreements and instruments evidencing the Securities and any Equity Interests for which Securities are exchanged or converted, the Security Documents, and each of the other agreements, documents and instruments expressly contemplated by this Agreement or otherwise relating to the Securities.

“IRS” means the United States Internal Revenue Service.

“Issuer” has the meaning set forth in the preamble of this Agreement.

“Knowledge” or “Aware” means and includes for Issuer (a) the actual knowledge or awareness of the Designated Persons and (b) the knowledge or awareness of the Designated Persons that a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question. For the purposes of this definition, the term “Designated Person” means and includes, for Issuer, the chief executive officer and the chief financial officer of Issuer.

“Law” means any federal, state, local, foreign or other law, statute, ordinance, regulation, rule, regulatory or administrative guidance, order, constitution, treaty, principle of common law or other restriction of any Governmental Body.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against Issuer or Affiliate of Issuer, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Issuer under a lease which is not in the nature of a conditional sale or title retention agreement.

“Material” means any matter that, in the aggregate with all other matters, has resulted or has a reasonable likelihood of resulting in costs, liabilities, expenses, damages or prospects of or to, or claims by or against Issuer involving $300,000.00 or more.

“Material Adverse Effect” means any matter or matters which would, alone or in the aggregate, have a materially adverse effect on: (a) the assets, properties, liabilities, operations, financial condition or business of Issuer taken as a whole; (b) the ability of the Issuer collectively to repay the Notes; or (c) the ability of Issuer taken as a whole to perform any of its obligations under the Securities or any of the Investment Documents. Notwithstanding the foregoing, for purposes of this Agreement, “Material Adverse Effect” shall not include any change or effect if it is a result of transaction expenses actually incurred by Issuer in connection with the transactions contemplated hereby.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in §4001(a)(3) of ERISA, and to which Issuer or any ERISA Affiliate makes, is making, or is obligated to make contributions on behalf of participants who are or were employed by any of them or to which such person has any current or potential liability.

“Note Proceeds” has the meaning set for in Section 4.4(q) of this Agreement.

“Notes” has the meaning set forth in Section 2.1 of this Agreement.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Issuer, or any Project Subsidiary of Issuer, to Purchaser of any kind or nature, existing or future, whether or not evidenced by any note, letter of credit, reimbursement agreement, or other instrument or document, arising under this Agreement or any of the other Investment Documents and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after any Closing Date and however acquired, and all amendments, renewals, restatements, replacements, consolidations or other modifications of the foregoing from time to time. The term includes all principal, interest, fees, expenses and any other sums chargeable to Issuer under any of the Investment Documents.

“Officer’s Certificate” means a certificate signed by the chief executive officer of Issuer (or any of them) on behalf of Issuer, stating that: (a) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate; and (b) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in §4001(a)(3) of ERISA), and to which Issuer or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of §4063 of ERISA at any time during the preceding 5 years, or by reason of being deemed to be a contributing sponsor under §4069 of ERISA.

“Permitted Acquisitions” means any acquisition by Issuer or any Subsidiary of Issuer of any Person or the assets of any Person if (1) the Person will convey a Property in the transaction, (2) at least 10 days prior to the date of consummation of such acquisition the Issuer provides the Purchaser with a Proceeds Notice, (3) in the event of a merger or consolidation the Issuer or a Subsidiary of the Issuer is the surviving entity, and (4) the acquisition would not otherwise result in an Event of Default under this Agreement.

“Permitted Business Combination” means a merger of Issuer into Easyknit Holdings Enterprises Holdings Limited, a Bermuda incorporated company and listed on the Stock Exchange of Hong Kong Limited.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Body.

“Pioneer” means Pioneer Holdings, LLC, a Kansas limited liability company.

“Plan” shall mean as required by the context at any time, an employee benefit plan, as defined in §3(3) of ERISA, which Issuer or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Potential Event of Default” means any event or occurrence that, with the passage of time or the giving of notice or both, would constitute an Event of Default.

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If The Wall Street Journal ceases to publish the “prime rate”, then Purchaser, in its sole discretion, shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published, then Purchaser shall select a comparable interest rate index. In either case, such selection shall be made by Purchaser in its discretion.

“Proceeds Notice” has the meaning set forth in Section 4.4(q) of this Agreement.

“Project Subsidiary” has the meaning set forth in Section 4.4(q) of this Agreement.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” has the meaning set forth in Section 4.4(q) of this Agreement.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Qualified Plan” means an employee pension benefit plan, as defined in §3(2) of ERISA, which is intended to be tax-qualified under §401(a) or §403(a) of the Code, and which an Issuer or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Release” has the meaning set forth in CERCLA.

“Reportable Event” means any of the events listed in §4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

“Restricted Securities” means the Securities issued hereunder and any securities issued with respect to the Securities by way of a Dividend or split or in connection with a combination of Equity Interests, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered, under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, (c) become eligible to be sold to the public through a broker, dealer or market maker in any 90-day period pursuant to Rule 144 of the Securities Act without volume restrictions limiting the sale of such Securities (or any successor provision then in effect) under the Securities Act, or (d) been otherwise transferred and new certificates for them not bearing any legend regarding the Securities Act have been delivered pursuant to the Issuer’ Governing Documents. Whenever any particular securities cease to be Restricted Securities, the holder thereof (except for clause (c) above whereby the holder must be the transferee) shall be entitled to receive from the Issuer, without expense, new securities of like tenor not bearing a Securities Act legend.

“Securities” has the meaning set forth in Section 2.1 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, modified, supplemented, or replaced from time to time, or any similar federal law then in force.

“Securities and Exchange Commission” means the Securities and Exchange Commission and any Governmental Body succeeding to the functions thereof.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, modified, supplemented, or replaced from time to time, or any similar federal law then in force.

“Security Agreement” means the Security Agreement executed by Issuer or any Subsidiary of Issuer in favor of Purchaser dated on or about the date of any Additional Closing, together with any amendments, restatements, replacements, consolidations or other modifications thereof from time to time.

“Security Documents” means the Security Agreement, the Guaranty Agreement, the Stock Pledge Agreement, and every other security agreement, document, financing statement and instrument necessary to grant a valid and perfected security interest in the Collateral from time to time.

“Stock Pledge Agreement” has the meaning set forth in Section 3.4 of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

“Tax” means any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

“Title IV Plan” means a Pension Plan that is covered by Title IV of ERISA.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Kansas or such other state as is applicable to the parties to this Agreement or the Collateral from time to time, as the same may be amended, modified, supplemented, or replaced from time to time.

“Withdrawal Liability” means, at any time, the aggregate amount of the liabilities, if any, pursuant to §4201 of ERISA, and any increase in contributions pursuant to §4243 of ERISA with respect to all Multiemployer Plans.

1.2 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP.

1.3 Other Interpretive Matters. In each of the Investment Documents, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by such Investment Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement and the Schedules and Exhibits and the Appendices hereto), document or instrument means such agreement, document or instrument as amended, modified, supplemented, or replaced from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (e) reference to any applicable law, statute, rule or regulation means such applicable law, statute, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law, statute, rule or regulation shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (f) reference to any Article, Section, Schedule, Exhibit or Appendix means such Article or Section hereof or such Schedule, Exhibit or Appendix hereto; (g) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (h) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”; (i) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (j) relative to the determining of any period of time, “from” means “from and including” and “to” and “through” mean “to and including”; (k) “or”, “either” and “any” are not exclusive; and (l) references to any Subsidiary of a Person shall be given effect only at such times as such Person has one or more Subsidiaries. An Event of Default shall “continue” or be “continuing” until such Event of Default has been fully cured or waived in writing by the Purchaser.

Section 2. Authorization, Issuance and Closing.

2.1 Authorization of the Notes. Issuer shall authorize the issuance and sale to the Purchaser of an initial 8.25% Secured Convertible Note in the principal amount of $3,000,000.00 (the “Initial Note”) and within 12 months from the Initial Closing Date may authorize the issuance and sale to the Purchaser of one or more additional 8.25% Secured Convertible Notes in a minimum aggregate principal amount of $9,000,000 and a maximum aggregate principal amount of $22,000,000.00, with each such 8.25% Secured Convertible Note containing the terms and conditions and in the form set forth in Exhibit A attached hereto and with all such 8.25% Secured Convertible Notes, including the Initial Note, not to exceed a total aggregate principal amount of $25,000,000.00 (each a “Note” and collectively, together with any notes issued by any Person with respect to the purchase of Securities, the “Notes”). The Notes authorized for sale to Purchaser other than the Initial Note are collectively the “Additional Notes”. The Notes are sometimes referred to herein as the “Securities.”

2.2 Purchase and Sale of the Initial Note at the Initial Closing. At the Initial Closing specified in Section 2.4, Issuer shall issue and sell to Purchaser and, subject to the terms and conditions set forth in this Agreement, Purchaser shall purchase from the Issuer the Initial Note at a price equal to $3,000,000.00.

2.3 Purchase and Sales of the Additional Notes. Within 12 months of the Initial Closing Date, Issuer shall direct, by written notice, that Purchaser purchase one or more Additional Notes in an aggregate principal amount not to exceed $9,000,000 authorized in accordance with Section 2.1. Within 5 days of its receipt of such notice, and, subject to the terms and conditions set forth in this Agreement, Purchaser shall purchase from the Issuer one or more Additional Notes in an aggregate principal amount not to exceed $9,000,000 at a purchase price equal to the principal amount of the Additional Note or Additional Notes being purchased by wire transfer of immediately available funds against delivery of the Additional Notes or Additional Notes. From time to time but within 12 months of the Initial Closing, at Issuer’s request by written notice to Purchaser that Purchaser purchase one or more Additional Notes in an aggregate amount of up to an additional $13,000,000, Purchaser may purchase, at its discretion, Additional Notes in an aggregate amount of up to an additional $13,000,000.

2.4 The Initial Closing. The closing of the purchase and sale of the Initial Note (the “Initial Closing”) shall take place at the offices of Polsinelli Shalton Flanigan Suelthaus PC in Overland Park, Kansas at 10:00 a.m. Central Standard Time on April 10, 2007 or at such other place or on such other date as may be mutually agreeable to Issuer and Purchaser (the “Initial Closing Date”). At the Initial Closing, (a) Issuer shall deliver to Purchaser instruments evidencing the Initial Note, issued in the name of Purchaser or its nominee, and (b) Purchaser will pay the purchase price thereof by wire transfer of immediately available funds to an account specified by Issuer in the aggregate amount of $3,000,000.00.

Section 3. Conditions of Purchaser’s Obligation at the Initial Closing. The obligation of Purchaser to purchase and pay for the Initial Note at the Initial Closing is subject to the fulfillment as of the Initial Closing Date of the following conditions to Purchaser’s satisfaction in its sole discretion:

3.1 Representations, Warranties and Covenants; No Event of Default. The representations and warranties contained in Section 6 of this Agreement shall be true, complete and correct at and as of the Initial Closing Date (both immediately prior to and immediately after giving effect to the transactions contemplated by the Investment Documents) as though then made and Issuer shall have performed all of the covenants required to be performed by it under the Investment Documents that are to be complied with or performed by Issuer on or prior to the Initial Closing Date (unless that same shall have been waived by Purchaser), and there shall not exist any Event of Default or Potential Event of Default.

3.2 Governing Documents. The Governing Documents (and all amendments thereto) of Issuer shall be in form and substance satisfactory to Purchaser and shall be in full force and effect as of the Initial Closing Date, the receipt and sufficiency of which are hereby acknowledged by Purchaser.

3.3 Guaranty and Security Agreement. Wits-China Acquisition Corp. (“Wits-China”) has duly authorized, executed and delivered a guaranty agreement in the form attached hereto as Exhibit B (the “Guaranty Agreement”), and the Guaranty Agreement shall be in full force and effect as of the Initial Closing Date.

3.4 Stock Pledge Agreement. Issuer has duly authorized, executed and delivered the Stock Pledge Agreement, in the form attached hereto as Exhibit C (the “Stock Pledge Agreement”), and the Stock Pledge Agreement shall be in full force and effect as of the Initial Closing Date

3.5 Securities Law Compliance. Issuer shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

3.6 Closing Fees and Expenses. Issuer shall have: (a) paid to Pioneer a fee in the amount of $60,000; and (b) reimbursed Purchaser for the fees and expenses as provided in Section 8.1 of this Agreement.

3.7 Opinion of Issuer’ Counsel. Purchaser shall have received from Maslon Edelman Borman & Brand, LLP, counsel for Issuer, an opinion with respect to the matters set forth in Exhibit D attached hereto, which shall be addressed to Purchaser, dated the date of the Initial Closing Date.

3.8 Closing Documents. Issuer shall have delivered to Purchaser all of the following documents:

(a) the Initial Note in the principal amount of $3,000,000.00 duly authorized, executed and delivered by the Issuer;

(b) an Officer’s Certificate of Issuer in the form of Exhibit E attached hereto dated as of the Initial Closing Date;

(c) certified copies of the resolutions duly adopted by the board of directors of Issuer, authorizing the execution, delivery and performance of each of the Investment Documents to which it is a party, the issuance and sale of the Initial Note and the consummation of all other transactions contemplated by the Investment Documents;

(d) certificates of the secretaries of Issuer in the form of Exhibit F attached hereto dated as of the Initial Closing Date;

(e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions under the Investment Documents (including all blue sky law filings and waivers of all preemptive rights, rights of first refusal and all other similar rights); and

(f) a solvency certificate executed by the chief executive officer and chief financial officer of Issuer in the form of Exhibit G attached hereto dated as of the Initial Closing Date.

3.9 Other Items. Such other agreements, documents, certificates, verifications, and assurances as Purchaser may request in connection with the transactions described in or contemplated by the Investment Documents.

3.10 Waiver. Any condition specified in this Section may only be waived in writing by Purchaser.

3.11 Additional Conditions of Purchase Obligations after the Initial Closing. Any obligation of the Purchaser to purchase from the Issuer any Additional Notes within 12 months after the Initial Closing Date pursuant to Section 2.3 of this Agreement shall be further subject to the fulfillment as of the date of such purchase (each an “Additional Closing”) of the following conditions to the Purchaser’s satisfaction in its sole discretion:

(a) The representations and warranties of the Issuer contained in the Investment Documents (including those contained in Section 6 of this Agreement) shall be true and correct as though made on and as of the date of such purchase;

(b) No Event of Default or Potential Event of Default exists, nor would any Event of Default or Potential Event of Default result from such purchase;

(c) The Issuer shall pay Pioneer a fee equal to 2% of the Additional Notes being purchased, payable at the Additional Closing for such Additional Notes;

(d) Purchaser shall receive Security Documents, in a form and substance satisfactory to Purchaser and Issuer, granting Purchaser in all of the assets acquired from the use of proceeds from the sale of the Additional Notes;

(e) A certified copy of Issuer’s articles of incorporation, as in effect at the Initial Closing and a certificate of good standing, dated not more than 15 days prior to the date of the Initial Closing, of Issuer issued by its jurisdiction of incorporation and from each jurisdiction in which it is qualified to conduct business;

(f) Issuer shall have reserved for issuance such number of authorized and unissued shares of Issuer common stock to permit the conversion of the Additional Note or Additional Notes being then purchased and the Initial Note; and

(g) The foregoing notwithstanding, Purchaser shall have no obligation to Purchase any Additional Note if such purchase, coupled with its purchase of the Initial Note and all other Additional Notes, would cause Purchaser to beneficially own, or an “as converted” basis, more than 9.99% of the total then outstanding shares of common stock of Issuer.

Section 4. Covenants.

4.1 Financial Statements and Other Information. So long as any of the Notes or any notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing thereunder, the Issuer shall deliver to Purchaser, subject to the confidentiality provisions set forth in Section 8.23:

(a) Annual Financial Statements. Upon request of Purchaser, for fiscal years ending December 31, 2007 and thereafter, (i) a copy of the annual financial statements of Issuer for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized standing acceptable to Purchaser, certified to the effect that such financial information has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope; and (ii) a copy of the annual financial statements of Issuer for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified by the chief executive officer, chief financial officer or president of Issuer to have been prepared in accordance with GAAP;

(b) Quarterly Financial Statements. Upon request of Purchaser, for the fiscal quarter ending June 30, 2007 and thereafter, a copy of the quarterly financial statements of Issuer for such fiscal quarter containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow at the end of such fiscal quarter and for the 3-month period then ended;

(c) Notice of Litigation. Promptly after receipt of service of process and in any event within 10 Business Days after receipt of service of process, notice of all actions, suits, and proceedings before any governmental authority or arbitrator affecting Issuer which, if determined adversely to Issuer, has had or could reasonably be expected to have a Material Adverse Effect;

(d) Notice of Default. As soon as possible (but in any event within 10 Business Days) after (i) the discovery or receipt of notice of any Event of Default or Potential Event of Default, (ii) any default under any Investment Document, (iii) notice of any material investigation, notice, proceeding or adverse determination from any governmental or regulatory authority or agency, or (iv) immediately (notwithstanding the reference to 10 days stated above) after the receipt of notice (or written) of the acceleration of any Material Indebtedness, an Officer’s Certificate specifying the nature and period of existence thereof and what actions Issuer has taken and proposes to take with respect thereto;

(e) ERISA Reports. As soon as possible and in any event within 5 days after Issuer knows or has reason to know that any ERISA Event or Prohibited Transaction has occurred with respect to any Pension Plan or that the PBGC or Issuer has instituted or will institute proceedings under Title IV of ERISA to terminate any Pension Plan, a certificate of the chief financial officer of Issuer setting forth the details as to such ERISA Event or Prohibited Transaction or Pension Plan termination and the action that Issuer proposes to take with respect thereto;

(f) Notice of Material Adverse Change. As soon as possible and in any event within 10 Business Days after the occurrence thereof, written notice of (i) any matter that has had a Material Adverse Effect, or (ii) any condition or event that has resulted in any material liability under any Environmental and Safety Requirements;

(g) General Information. Promptly, such other information concerning Issuer as Purchaser may from time to time reasonably request;

(h) Insurance Reports. As soon as possible (but in any event within 10 days) after becoming Aware of any cancellation or Material change in any insurance maintained by Issuer, written notice thereof which describes the same and the intended course of action of Issuer with respect thereto; and

(i) Acceleration of Indebtedness. Promptly upon notice (oral or written) of the acceleration of any Material Indebtedness.

4.2 Attendance at Board Meetings; Board Seat; Management Fees. So long as any of the Securities or notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing thereunder, Issuer shall give Purchaser written notice of each meeting, whether in person, telephonic, or by video transmission, of its board of directors and each committee thereof at the same time notice is delivered to each such director or committee member in accordance with Issuer’s respective Governing Documents, and Issuer shall permit at least one representative of Purchaser to attend as observers all meetings of its board of directors and all committees thereof. In the case of telephonic meetings conducted in accordance with Issuer’s Governing Documents Purchaser’s representatives shall be given the opportunity to listen to such telephonic meetings. Purchaser shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to directors in connection with such meetings at the same times such materials and information are given to the directors. If an Issuer proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, Issuer shall give written notice thereof to Purchaser as soon as reasonably possible describing in reasonable detail the nature and substance of such action. Issuer shall pay the reasonable out-of-pocket expenses of the representative of Purchaser incurred in connection with attending all such meetings.

4.3 Affirmative Covenants. So long as any of the Notes or any notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing thereunder, Issuer shall comply with each of the following covenants:

(a) Maintenance of Existence; Conduct of Business. Issuer shall preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are materially necessary or desirable in the ordinary conduct of its business. Issuer will conduct its business in an orderly and efficient manner in accordance with good business practices. Without limitation, Issuer shall not make any material change in its credit collection policies if such change would materially impair the collectibility of any material account owing to Issuer, nor will it rescind, cancel or modify any material account owing to Issuer except in the ordinary course of business;

(b) Maintenance of Properties and Intellectual Property Rights. Issuer shall (i) maintain, keep, and preserve all of its properties (real, personal, tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, and (ii) possess and maintain all Material Intellectual Property Rights necessary to the conduct of its businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights;

(c) Taxes and Claims. Issuer shall pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Issuer shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established;

(d) Insurance. Issuer shall maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Issuer operates, provided that in any event Issuer shall maintain workmen’s compensation insurance, property insurance, hazard insurance, and comprehensive general liability insurance, satisfactory to Purchaser. Each insurance policy covering Collateral shall, if reasonably practicable, name Purchaser as loss payee and shall provide that such policy will not be cancelled or reduced without 30 days prior written notice to Purchaser. In the event of failure by Issuer to provide and maintain insurance as herein provided, Purchaser may, at its option, provide such insurance and charge the amount thereof to Issuer. Issuer shall furnish Purchaser with certificates of insurance and policies evidencing compliance with the foregoing insurance provision;

(e) Inspection Rights. At any reasonable time and from time to time, Issuer shall permit representatives of Purchaser to examine the Collateral and conduct Collateral audits, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants;

(f) Keeping Books and Records. Issuer shall maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities;

(g) Compliance with Laws. Issuer shall, and shall cause each Subsidiary thereof to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any governmental authority or arbitrator, the failure to comply with which could reasonably be expected to have a Material Adverse Effect;

(h) Compliance with Agreements. Issuer shall (i) comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business where the failure to comply could reasonably be expected to have a Material Adverse Effect, and perform and (ii) observe all of its obligations: (A) to each holder of the Notes and any other notes issued in exchange for any Securities and all of its obligations to each holder of any Equity Interest for which Securities are converted or exchanged set forth in the Investment Documents and the Governing Documents with respect to which any such Equity Interest was issued; and (B) under each of the Investment Documents;

(i) Use of Proceeds. Issuer shall not use any proceeds from the sale of the Securities hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

(j) Authorization to File Financing Statements; Further Assurances; Additional Subsidiaries.

(i) Issuer, with respect to any Collateral in which it has an interest, hereby irrevocably authorizes Purchaser at any time and from time to time to file in any jurisdiction any initial financing statements and amendments thereto that (A) indicate the Collateral as the collateral covered thereby, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the applicable jurisdiction, and (B) contain any other information required by Part 5 of Article 9 of the applicable Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (I) whether Issuer is an organization, the type of organization and any organization identification number issued to Issuer and, (II) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Issuer agrees to furnish any such information to Purchaser promptly upon request. Issuer also ratifies its authorization for Purchaser to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement to the extent such financing statements are consistent with this Agreement; and

(ii) Issuer shall execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by Purchaser to carry out the provisions and purposes of this Agreement and the other Investment Documents and to create, preserve, and perfect the Liens of Purchaser in the Collateral, and (ii) with respect to any new Project Subsidiary of Issuer established with the consent of Purchaser after the Closing Date, the Issuer shall promptly cause such new Project Subsidiary: (A) to become a party to this Agreement; (B) to deliver to the Purchaser the same documents required to be delivered by the Issuer pursuant to Section 3 for such new Project Subsidiary; and (C) to take such other actions and execute and deliver such other agreements and instruments as the Purchaser may determine are reasonably necessary or appropriate;

(k) ERISA. Issuer shall comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder;

4.4 Negative Covenants. So long as any of the Notes or any notes issued in exchange for any Securities remain outstanding and prior to the indefeasible payment in full of all amounts due and owing thereunder, the Issuer shall not do any of the following, without the prior written consent of Purchaser, except with respect to the Permitted Business Combination:

(a) Additional Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or any Liens on any Property that will have a priority or pari passu in right of payment or security interest of Purchaser in such Property;

(b) Merger or Consolidation. Other than in connection with a Permitted Business Combination or a Permitted Acquisition, become a party to a merger or consolidation which would constitute a Change of Control, or wind-up, dissolve, or liquidate;

(c) Dividends or Distributions. Declare or pay any Dividends or make any other payment or distribution (in cash, property, or obligations) on account of its Equity Interests, or redeem, purchase, retire, or otherwise acquire any Equity Interests, or permit any of its Subsidiaries to purchase or otherwise acquire any Equity Interest of Issuer, or set apart any money for a sinking or other analogous fund for any Dividend or other distribution on its Equity Interests or for any redemption, purchase, retirement, or other acquisition of any of its Equity Interests without Purchaser’s prior written consent;

(d) Affiliated Transactions. Except as set forth on Schedule 4.4, enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Issuer, except in the ordinary course of and pursuant to the reasonable requirements of Issuer’s business and upon fair and reasonable terms no less favorable to Issuer than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Issuer;

(e) Transfer of Assets. Neither Issuer nor any Project Subsidiaries or Guarantors thereof shall sell, exchange or permanently dispose of any of its Intellectual Property Rights or sell, lease or otherwise transfer all or any part of any Property other than (1) the sale of inventory in the ordinary course of such Person’s business, consistent with past practice, (2) transfers of assets in the ordinary course of business, and (3) the disposition of obsolete equipment or unprofitable assets;

(f) Capital Expenditures. Issuer shall not make Capital Expenditures during any fiscal year in excess of $1,000,000 in the aggregate.

(g) Prepayment of Indebtedness. Prepay, redeem, purchase, defeat or otherwise satisfy in any manner any principal or interest on any Indebtedness other than the Notes and any notes issued in exchange for any Securities;

(h) Hazardous Materials. Use (or permit any tenant to use) any of its properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, generate any Hazardous Material, conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental and Safety Requirements for which Issuer or any Subsidiary thereof would be responsible;

(i) Accounting Changes. Make any change (i) in accounting treatment or reporting practices, except in accordance with GAAP and disclosed to Purchaser, or (ii) in tax reporting treatment, except as required by law and disclosed to Purchaser;

(j) Certain Security Matters. Enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Investment Document, which directly or indirectly prohibits Issuer from creating or incurring a Lien on any of its assets other than assets that are subject to a purchase money security interest or an Operating Lease as contemplated by this Agreement;

(k) Phantom Equity Plans. Directly or indirectly redeem, purchase or make, or to redeem, purchase or make any payments with respect to any equity appreciation rights, phantom equity plans, profits interest plans or similar rights or plans;

(l) Business Organization. Convert to any other type of business entity;

(m) Additional Agreements. Enter into, become subject to, amend, modify or waive any agreement or instrument which by its terms would (under any circumstances) restrict (i) the right of Issuer to make loans or advances or pay or make Dividends to, transfer property to, or repay any Indebtedness owed to, Issuer or (ii) Issuer’s right to perform any of the provisions of any of the Investment Documents and instruments entered into in connection with the same or otherwise evidencing the Note or its Governing Documents, except in any such case for amending, modifying or supplementing such agreement in accordance with its terms;

(n) Compensation. Increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable, directly or indirectly, to any of its Affiliates in excess of 5% per year;

(o) Additional Project Subsidiaries. Establish or acquire any Project Subsidiaries not owned as of the Closing Date unless such Project Subsidiary executes and delivers a guaranty and a security agreement in form and substance satisfactory to Purchaser and Issuer and operates in the same line of business as one of the Issuer;

(p) Equity Incentive Plans. Amend or modify any equity incentive plan or employee equity ownership plan as in existence as of the Closing Date or adopt any new equity incentive plan or employee equity ownership plan or issue any of its Equity Interests to its employees or its Subsidiaries’ employees other than pursuant to the existing equity incentive plans and employee equity ownership plans;

(q) Use of Proceeds. Issuer shall use the proceeds from the sale of the Notes (the “Note Proceeds”) for the purpose of acquiring prospective and producing mineral properties (each property thus acquired a “Property”); provided that, Issuer may use the Note Proceeds from the sale of Initial Note for general and administrative expenses. With the exception of Note Proceeds from the Initial Note, Issuer will provide Purchaser written notice of its use, or intended use, of the Note Proceeds (“Proceeds Notice”), such notice to include reasonable detail relating to the acquisition of the Property for which the Note Proceeds are to be used and, if reasonably available, information relating to the assets to be acquired by Issuer pursuant to the acquisition of such Property. The Company further agrees that, to the extent practicable, the acquisition and production of mineral properties is to be completed through one or more newly created subsidiary entities of Wits-China or other subsidiary of Issuer created for the purpose of such acquisition (each, a “Project Subsidiary”).

(r) Amendment to Governing Documents. Make any amendment to its Governing Documents, directly or indirectly, whether by merger, conversion, operation of law or otherwise, or file any resolution of its board of managers (or similar governing body) with its jurisdiction of incorporation, formation or organization (as applicable);

(s) Separateness from Affiliates. Commingle the funds and other assets of Issuer with those of any Affiliate or any other Person, keep Issuer’ funds in bank accounts that are separate and apart from those of any Affiliate or other Person and keep Issuer’s other assets separately identifiable and distinguishable from assets of any Affiliates or any other Persons; and

(t) Take or Pay Contracts. Enter into or be a party to any contract or agreement for the purchase of materials, supplies or other property or services if such contract or agreement requires that a payment be made by Issuer regardless of whether delivery is ever made of such materials, supplies or other property or services.

(u) Other Business Ventures. Cease to own or manage assets or property or otherwise operate in the business of mineral exploration and development.

4.5 Compliance with Securities Laws. Issuer shall at all times comply with all applicable provisions of the Securities Act, the Securities Exchange Act, and all applicable rules and regulations of the Securities Exchange Commission.

4.6 Public Disclosures. Issuer shall not disclose Purchaser’s name or identity as an investor in Issuer in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent, of such Purchaser unless such disclosure is required by law, statute, rule or regulation or by order of a court of competent jurisdiction, in which case prior to making such disclosure Issuer shall use its best efforts to give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and to permit Purchaser to review and comment upon the form and substance of such disclosure.

4.7 Further Assurances. At any time and from time to time, upon the request of Purchaser, Issuer shall, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as so requested in order to fully effect the purposes of this Agreement, the other Investment Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Securities and any notes issued in exchange for any Securities. In addition, if requested by the Purchaser, Issuer shall obtain and promptly furnish to Purchaser evidence of all governmental approvals as may be required to enable Issuer comply with its Obligations under the Investment Documents and to continue in business as conducted on the date hereof without Material interruption or interference.

Section 5. Registration Rights. The Purchaser shall be entitled to the registration rights contained in Appendix 1 to this Agreement, the terms of which are incorporated herein by reference.

Section 6. Representations and Warranties of the Issuer. As a material inducement to Purchaser to enter into this Agreement and purchase the Securities hereunder, Issuer hereby represents and warrants to Purchaser as follows:

6.1 Organization, Corporate Power and Licenses. Issuer is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of Minnesota, and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Issuer possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by the Investment Documents where the failure to possess such licenses, permits, or authorizations could reasonably be expected to have a Material Adverse Effect. The copies of Issuer’s Governing Documents which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Issuer has delivered to the Purchaser true and complete copies of its articles of incorporation and bylaws, as the case may be and will promptly notify the Purchaser of any amendment or changes thereto. The exact name of Issuer is set forth in the preamble of this Agreement. Issuer has not been known by any other corporate, limited liability company or partnership name in the past five (5) years except as set forth in the Issuer’s public filings with the Securities and Exchange Commission (the “Public Filings”), nor has Issuer been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth in the Public Filings.

6.2 Capitalization and Related Matters. i) The attached Capitalization Schedule accurately sets forth the following information with respect to Issuer’s capitalization as of the Closing Date (i) the authorized Equity Interests of Issuer, (ii) the number of shares of each class of Equity Interests or Issuer issued and outstanding, and (iii) the number of shares of each class of Equity Interests of Issuer reserved for issuance upon exercise of any Convertible Securities. As of the Closing Date, Issuer does not have outstanding any of its Equity Interests, except for the Securities and except as set forth on the Capitalization Schedule. As of the Closing Date, Issuer is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests, except as set forth on the Capitalization Schedule and except pursuant to the terms of the Securities. As of the Closing Date, all of the outstanding Equity Interests of Issuer shall be validly issued, fully paid and nonassessable.

(b) There are no statutory or, to Issuer’s Knowledge, contractual equity holders’ preemptive rights or rights of refusal with respect to the issuance of the Securities hereunder. Issuer has not violated and will not violate any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Equity Interests, and the offer, sale and issuance of the Securities hereunder does not require registration under the Securities Act or any applicable state securities laws. To Issuer’s Knowledge, there are no agreements between the holders of Issuer’s Equity Interests with respect to the voting, transfer or other control of Issuer’ Equity Interests.

6.3 Authorization; No Breach. The execution, delivery and performance of each of the Investment Documents and all other agreements and instruments contemplated hereby and thereby to which Issuer is a party have been duly authorized by Issuer. Each of the Investment Documents, Issuer’s Governing Documents and all other agreements and instruments contemplated hereby and thereby to which Issuer is a party constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity. Except as set forth on the attached Restrictions Schedule, the execution and delivery by Issuer of the Investment Documents and all other agreements and instruments contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by Issuer, does not and shall not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default under; (c) result in the creation of any Lien upon Issuer’s Equity Interests or assets pursuant to; (d) give any third party the right to modify, terminate or accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Governing Documents of Issuer, or any law, statute, rule or regulation to which Issuer is subject (including any usury laws applicable to the Notes), or any agreement, instrument, order, judgment or decree to which Issuer is subject. Except as set forth on the Restrictions Schedule, Issuer is not subject to any restrictions upon making loans or advances or paying Dividends to, transferring property to, or repaying any Indebtedness owed to Issuer.

6.4 Absence of Undisclosed Liabilities. Exhibit H contains Issuer’s unaudited balance sheet dated as of December 31, 2006 (the “Balance Sheet”). To Issuer’s Knowledge, except as set forth in its Public Filings, it has no obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Issuer, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (a) liabilities set forth on the Balance Sheet) (including any notes thereto); and (b) other liabilities and obligations expressly disclosed on the attached Liabilities Schedule.

6.5 No Material Adverse Change. Except as set forth in its Public Filings as of the date hereof or set forth on the Liabilities Schedule, since the date of the Balance Sheet, there has been no change in the operating results, assets, liabilities, operations, prospects, business, condition (financial or otherwise), employee relations, customer relations or supplier relations of Issuer, taken as a whole, which has had or could reasonably be expected to have, a Material Adverse Effect.

6.6 Assets. Except as set forth on the attached Assets Schedule, upon Closing Issuer will have good and marketable title to, or a valid leasehold interest in the material properties and assets shown on the Balance Sheet, free and clear of all Liens.

6.7 Tax Matters. Except as set forth on the attached Taxes Schedule:

(a) Issuer has filed all federal and other Material Tax Returns which it is required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all Material respects and to the Knowledge of Issuer have been prepared in compliance with all applicable laws and regulations in all Material respects.

(b) Issuer has not made an election under §341(f) of the Code. Issuer is not liable for the Taxes of another Person (i) other than as set forth on the Taxes Schedule under Treas. Reg. § 1.1502-6 (or comparable provisions of state, local or foreign law, statute, rule or regulation), (ii) as a transferee or successor or (iii) by contract, indemnity or otherwise. Issuer is not a party to any tax sharing agreement. Issuer and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of Code §6662(d)(2)(B)(i)) did not exist at the time the return was filed. Issuer has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under Code §280G.

(c) Issuer has not been a member of an Affiliated Group other than as set forth on the Taxes Schedule, or filed or been included in a combined, consolidated or unitary income Tax Return, other than as set forth on the Taxes Schedule.

6.8 Contracts and Commitments.

(a) Except as set forth in its Public Filings or documents and agreements described on the Contracts Schedule, Issuer is not: (a) a party to any contract or agreement, or subject to any corporate or other restriction, that could reasonably be expected to have a Material Adverse Effect, (b) a party to any material contract or agreement that restricts the right or ability of Issuer to incur Indebtedness, other than this Agreement, and except for the Liens granted to the Lender, Issuer has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon any Property, whether now owned or hereafter acquired.

(b) Issuer will not be in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which Issuer is subject where such default or breach could reasonably be expected to have a Material Adverse Effect.

6.9 Intellectual Property Rights. The attached Intellectual Property Schedule contains a complete and accurate list of all material (i) patented or registered Intellectual Property Rights owned or used by Issuer, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by Issuer, (iii) unregistered trade names and corporate names used by Issuer and (iv) unregistered trademarks, service marks, internet domain names, copyrights, mask works and computer software owned or used by Issuer.

6.10 Litigation, etc. Except as set forth on the Litigation Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Issuer’s Knowledge, threatened against or affecting Issuer (or to the Issuer’s Knowledge, pending or threatened against or affecting any of the officers, directors or employees of Issuer with respect to their businesses or proposed business activities), or pending or threatened by Issuer against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by the Investment Documents), which have had or could reasonably be expected to have a Material Adverse Effect.

6.11 Brokerage. Other than as set forth in the Broker Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by the Investment Documents based on any arrangement or agreement binding upon Issuer. Issuer shall pay, and hold Purchaser harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

6.12 Governmental Consent, etc.. Except for the filings and recordings in connection with the Investment Documents, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Issuer of the Investment Documents and the other agreements contemplated hereby and thereby, except for state and federal securities law filings that in any event need not be filed prior to Closing.

6.13 Insurance. Effective as of the Closing Date, Issuer has no insurance.

6.14 Employees. Issuer is not Aware that any executive or key employee of Issuer or any group of employees of Issuer have any plans to terminate employment with Issuer. Issuer has complied in all material respects with all laws, statutes, rules and regulations relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and Issuer is not Aware that Issuer has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). To Issuer’s Knowledge, neither Issuer nor any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of Issuer, except for agreements between Issuer and their respective present and former employees.

6.15 ERISA.

(a) Issuer does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability with respect to) any “multiemployer plan” (as defined in §3(37) of ERISA.

(b) Issuer does not have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

(c) Issuer does not maintain, contribute to or have any liability under (or with respect to), any employee plan which is a tax-qualified “defined benefit plan” (as defined in §3(35) of ERISA), whether or not terminated.

(d) Issuer does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified “defined contribution plan” (as defined in §3(34) of ERISA), whether or not terminated.

(e) Issuer does not maintain, contribute to, or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

(f) For purposes of this Section, the term “Issuer” includes all organizations constituting an ERISA Affiliate of Issuer.

6.16 Compliance with Laws. To the Issuer’s Knowledge, Issuer has not violated any law, statute, rule or regulation which violation has had or could reasonably be expected to have a Material Adverse Effect, and Issuer has not received written notice of any such violation.

6.17 Affiliated Transactions. Except as set forth in the Public Filings or on the attached Affiliated Transactions Schedule, no officer, manager, director, employee, member, stockholder, partner, limited partner, owner, principal or Affiliate of Issuer or any Person related, by blood, marriage or adoption to any such Person in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with Issuer or has any Material interest in any Material property used by Issuer, except for employment arrangements and compensation in the ordinary course of business, consistent with past practice.

6.18 Investment Company. Issuer is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, modified, supplemented, or replaced from time to time, or is Issuer, directly or indirectly, controlled by or acting on behalf of any Person which is an “investment company” within the meaning of such act. The purchase of the Securities, the application of the proceeds and repayment thereof by Issuer and the consummation of the transactions contemplated by the Investment Documents will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission.

6.19 Margin Regulations. Issuer does not own any “margin stock,” as the term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the sale of the Securities will be used only for the purposes contemplated hereunder. None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the loans hereunder to be considered “purpose credit” within the meaning of Regulations U or X of the Federal Reserve Board. The purchase of the Securities will not constitute a violation of such Regulations U or X.

6.20 Public Utility Holding Company Act. Issuer is not a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or an “affiliate” of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended, modified, supplemented, or replaced from time to time.

6.21 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to Purchaser by or on behalf of Issuer with respect to the transactions contemplated hereby contain any untrue statement of a Material fact or omit a Material fact necessary to make each statement contained herein or therein not misleading. There is no fact that Issuer has disclosed to Purchaser in writing and of which it is Aware (other than general economic conditions) which, taken as a whole, has had or could reasonably be expected to have a Material Adverse Effect.

6.22 On-Going Negotiations. Negotiations with respect to the Permitted Business Combination, as announced in the press release of Issuer dated February 10, 2007, are on-going, and to Issuer’s Knowledge, no events have occurred that would indicate that such Permitted Business Combination will not occur on terms substantially similar to those contemplated in the press release.

6.23 Closing Date. The representations and warranties of Issuer contained in this Agreement and elsewhere in the Investment Documents and all information contained in any exhibit, schedule or attachment hereto or thereto or in any certificate or other writing delivered by, or on behalf of, Issuer to Purchaser is and shall be complete and correct as of any Closing of the purchase of the Initial Note or Additional Notes as the case may be (both immediately prior to and immediately after giving effect to the transactions contemplated by the Investment Documents).

Section 7. Events of Default.

7.1 Definition. An “Event of Default” shall be deemed to have occurred if:

(a) Failure to Make Payments. Issuer fails to pay when due and payable (whether at maturity or otherwise), after giving effect to all applicable notice and grace periods and, if no such grace periods are provided, a grace period of 5 Business Days (without notice), the full amount of interest then accrued on any Notes or any notes issued in exchange for any Securities, or the full amount of any principal payment (together with any applicable premium) on any Notes or any notes issued in exchange for any Securities or any other amounts payable under the Securities or the Investment Documents;

(b) Failure to Observe Covenants. Issuer:

(i) breaches, fails to perform or observe any of the covenants contained in Section 4 (and such failure continues uncured for 10 Business Days); or

(ii) breaches, fails to perform or observe any other provision contained in the Investment Documents and such failure has had a Material Adverse Effect and such failure continues uncured for 15 Business Days;

(c) Representations. Any representation, warranty or information contained herein or required to be furnished to any holder of the Securities pursuant to the Investment Documents, or any writing furnished by Issuer to any holder of the Notes, is false or misleading in any material respect on the date made, repeated or furnished;

(d) Insolvency. Issuer makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or an order, judgment, decree or injunction is entered adjudicating Issuer bankrupt or insolvent or requiring the dissolution or split up of Issuer or preventing Issuer from conducting all or any part of its business; or any order for relief with respect to Issuer is entered under the Federal Bankruptcy Code; or Issuer petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Issuer, or of any substantial part of the assets of Issuer, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any of its Subsidiaries) relating to Issuer under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against Issuer and either (i) Issuer by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

(e) Payments on Indebtedness. Issuer shall fail to pay when due any principal of or interest on any Indebtedness (other than the Indebtedness owing to Purchaser), which failure could reasonably be expected to have a Material Adverse Effect, or the maturity of any such Indebtedness shall have been accelerated and could reasonably be expected to have a Material Adverse Effect, or any such Indebtedness shall have been required to be prepaid prior to the stated maturity thereof and such prepayment would have a Material Adverse Effect;

(f) Impairment of Security. Except pursuant to the satisfaction of this Agreement or other Investment Documents, as applicable, this Agreement or any other Investment Documents shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Issuer, or any Subsidiary or any executive officer, director thereof, or Issuer shall deny that it has any further liability or obligation under any of the Investment Documents, or any Lien created by the Investment Documents in favor of Purchaser shall for any reason cease to be a valid, first or second priority (as applicable based on the priority intended to be provided to Purchaser under the Investment Documents) perfected security interest in and Lien upon any of the Collateral purported to be covered thereby;

(g) ERISA Matters. (i) With respect to any Pension Plan, a prohibited transaction within the meaning of §4975 of the Code or §406 of ERISA occurs which in the determination of Purchaser could result in liability to the Issuer, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, the Issuer or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, Issuer or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (ii) through (iv) hereof, in the determination of Purchaser there is a reasonable likelihood for termination of any such plan by the PBGC; provided, that the events listed in clauses (i) through (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of Issuer or any ERISA Affiliate, whether or not assessed, could, in the opinion of Purchaser, reasonably be expected to have a Material Adverse Effect;

(h) Seizure of Assets. Issuer or any of its properties, revenues, or assets in an aggregate amount in excess of $500,000.00, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within 30 days from the date of entry thereof;

(i) Attachment of Assets. Issuer shall fail to discharge within a period of thirty 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $500,000.00 against any of its assets or properties;

(j) Change in Management. Stephen King and Clyde Smith are no longer engaged in the management of the Issuer and a suitable replacement for any such Person acceptable to Purchaser is not made within 60 days.

(k) Entry of Judgment. A final judgment or judgments for the payment of money in excess of $500,000.00 in the aggregate shall be rendered by a court or courts against Issuer and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and Issuer shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(l) Termination of Pension Plan. The institution of any steps by Issuer or any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, Issuer or any such ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, and such contribution, liability or obligation could reasonably be expected to have a Material Adverse Effect;

(m) Failure to Observe Other Obligations. Issuer defaults (after giving effect to all applicable grace and cure periods) in the payment when due, or in performance or observance of, any Material obligation of, or condition agreed to by, Issuer with respect to any Material purchase or lease of goods or services, which defaults are not cured within 5 days after written notice from the Purchaser, where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect;

(n) Receivership. Issuer’s assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors in connection with any obligations or liabilities of Issuer and Issuer fails to discharge, release or terminate such attachment, seizure, warrant, levy or possession within 60 days from the creation or commencement thereof and such attachment, seizure, warrant, levy or possession could reasonably be expected to have a Material Adverse Effect;

(o) Indictment. Issuer or executive officer of Issuer is indicted for a state or federal criminal charge related to the business of such Issuer;

(p) Change in Control. A Change in Control shall occur; or

(q) Equity Agreements. Issuer breaches any Material provision under a shareholder or similar equity agreement to which it is a party and fails to cure such breach within 10 days after written notice thereof from Purchaser.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

7.2 Consequences of Events of Default.

(a) If any Event of Default has occurred, then the interest rate on the Notes and any notes issued in exchange for any Securities shall increase immediately by an increment of 3 percentage points. Any increase of the interest rate resulting from the operation of this Section 7.2(a) shall terminate as of the close of business on the date on which no Events of Default exists (subject to subsequent increases pursuant to this Section 7.2(a)).

(b) If an Event of Default of the type described in Section 7.1(d) has occurred, then the aggregate outstanding principal amount of all of the Notes and any notes issued in exchange for any Securities (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders thereof, and Issuer shall immediately pay to the holders of such notes all amounts due and payable with respect thereto.

(c) If an Event of Default (other than under Section 7.1(d)) has occurred and is continuing, then Purchaser or any other the holder or holders of Notes representing a majority of the aggregate principal amount of Notes and any notes issued in exchange for any Securities then outstanding may declare all or any portion of the outstanding principal amount of the Notes and any notes issued in exchange for any Securities (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes and any notes issued in exchange for any Securities (together with all such other amounts then due and payable) owned by such holder or holders. Issuer shall give prompt written notice of any such demand to the other holders of Notes and any notes issued in exchange for any Securities, each of which may demand immediate payment of all or any portion of such holder’s Note and any notes issued in exchange for any Securities. If any holder or holders of the Notes and any notes issued in exchange for any Securities demand immediate payment of all or any portion of the Notes and any notes issued in exchange for any Securities, Issuer shall immediately pay to such holder or holders all amounts due and payable with respect thereto.

(d) If an Event of Default of the type described in Section 7.1(a) has occurred, then Purchaser and any other holder or holders of Notes and any notes issued in exchange for any Securities then outstanding may require Issuer to defer all payments, other than salaries provided in the then current budget approved by Purchaser, to any Person who owns, directly or indirectly, any Equity Interest in Issuer.

(e) If an Event of Default has occurred, then Purchaser and any other holder or holders of Notes and any notes issued in exchange for any Securities then outstanding may enforce any and all other rights granted pursuant to the Investment Documents, including any proxy, security agreement or pledge agreement.

Section 8. Miscellaneous.

8.1 Expenses. For all times prior to the issuance of the Notes and so long as the Notes and any notes issued in exchange for Securities remain outstanding, Issuer shall pay, and hold Purchaser and all noteholders and holders of Securities and any other Equity Interests for which Securities are exchanged or converted harmless against liability for the payment of, and reimburse on demand as and when incurred from and against: (a) reasonable and accountable costs and expenses up to $40,000 incurred by each of them in connection with their due diligence review of Issuer, the preparation, negotiation, execution and interpretation of the Investment Documents and the Securities and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of legal counsel, consultants and accountants), which costs and expenses shall be payable at the Closing; (b) all fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Investment Documents, the Governing Documents of Issuer and the other agreements and instruments contemplated hereby and thereby; (c) all recording and filing fees, stamp and other Taxes which may be payable in respect of the execution and delivery of the Investment Documents or the issuance, delivery or acquisition of any Securities or any other Equity Interests for which Securities are exchanged or converted; and (d) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under the Investment Documents, the Securities, any other Equity Interests for which Securities are exchanged or converted, the Governing Documents of Issuer and the agreements or instruments contemplated hereby and thereby (including costs of collection) upon an Event of Default and for so long as such Event of Default is continuing. If Issuer fails to pay when due any amounts due Purchaser or fail to comply with any obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, Issuer shall, upon demand by Purchaser, pay to Purchaser such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to reasonable attorneys’ fees) incurred by or on behalf of Purchaser in collecting all such amounts due or in otherwise enforcing Purchaser’s rights and remedies hereunder. Issuer also agrees to pay to Purchaser all costs and expenses incurred, including reasonable compensation to its attorneys for all services rendered, in connection with the investigation of any Event of Default and enforcement of its rights hereunder or under the other Investment Documents upon an Event of Default and for so long as such Event of Default is continuing.

8.2 Remedies. Each holder of Securities and any other Equity Interests for which Securities are exchanged or converted shall have all rights and remedies set forth in the Investment Documents and the Governing Documents of Issuer and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law, statute, rule or regulation. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Purchaser having any rights under any provision of the Investment Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Investment Documents and to exercise all other rights granted by law, statute, rule or regulation.

8.3 Usury. In no contingency or event whatsoever will the aggregate of all amounts deemed interest under this Agreement or the Notes and charged or collected pursuant to the terms of this Agreement or any other Investment Document exceed the highest rate permissible under any law that a court of competent jurisdiction, in a final determination, deems applicable. If such a court determines that Purchaser has charged or received interest under this Agreement or any other Investment Documents in excess of the highest applicable rate, then Purchaser shall apply such excess to any other indebtedness or obligations then due and payable, whether for principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to Issuer, and such rate shall automatically be reduced to the maximum rate permitted by such law.

8.4 Purchaser’s Investment Representations. Purchaser hereby represents and warrants that:

(a) Authorization. When executed and delivered by Purchaser, and assuming execution and delivery by Issuer, this Agreement and the Investment Documents constitute its valid and legally binding obligations, enforceable in accordance with their terms.

(b) Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to Issuer, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Restricted Securities will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public distribution of any part thereof, and that Purchaser has no present intention of distributing the same. Purchaser represents that it has full power and authority to enter into this Agreement and the Investment Documents.

(c) Investment Experience. Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and has previously invested in securities of other small businesses and acknowledges that it is able to protect its interests, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Restricted Securities.

(d) High Risk. The Securities being purchased are highly speculative in nature and an investment herein involves a high degree of risk, including but not limited to losing the entire investment in such Securities.

(e) No Governmental Approval. No Federal or state agency, including the Commission or the securities commission or authority of any state, has approved or disapproved the Securities, passed upon or endorsed the merits of the issuance of Securities or the accuracy or adequacy of any information provided by the Company, or made any finding or determination as to the fairness or fitness of the Securities for sale.

(f) No Reliance. Purchaser has been encouraged to rely upon the advice of its legal counsel, accountants or other financial advisors with respect to tax and other considerations relating to the purchase of the Securities pursuant hereto. Purchaser is not relying upon Issuer with respect to economic considerations involved in determining to make an investment in the Securities.

(g) Access to Information. Purchaser has been given access to full and complete information regarding Issuer and has utilized such access to Purchaser’s satisfaction for the purpose of obtaining information respecting Issuer. Particularly, Purchaser has been given reasonable opportunity to meet with and/or contact Issuer representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the issuance of the Securities and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information about the company already obtained.

8.5 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Notes may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer has obtained the written consent of Purchaser; provided, that if the Notes are no longer outstanding, the provisions of this Agreement may be amended or waived by Issuer and Issuer may take any action herein prohibited only if Issuer has obtained the written consent of the holders of a majority of the remaining Securities. No other course of dealing between Issuer and the holder of any Securities or any other Equity Interest for which Securities are exchanged or converted or any delay in exercising any rights hereunder or under the Note or the Governing Documents of Issuer shall operate as waiver of any rights of any such holders. For purposes of this Agreement, the Securities or any Equity Interests for which Securities are exchanged or converted which are held by Issuer shall not be deemed to be outstanding. If Issuer pays any consideration to any holder of Securities or any other Equity Interest for which Securities are exchanged or converted for such holder’s consent to any amendment, modification or waiver hereunder, such party shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

8.6 Survival of Agreement. All covenants, representations and warranties contained in the Investment Documents or made in writing by Issuer in connection herewith or therewith shall survive the execution and delivery of the Investment Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by Purchaser or on its behalf.

8.7 No Setoffs, etc. All payments hereunder and under the Securities and any notes issued in exchange for any Securities shall be made by Issuer without setoff, offset, deduction or counterclaim, free and clear of all taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority, unless Issuer shall be required by any law, statute, rule or regulation to deduct, setoff or withhold any amount from or in respect of any payment to Purchaser hereunder or under the Securities or any notes issued in exchange for any Securities.

8.8 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided, that Issuer shall not be permitted to assign or delegate its rights or obligations under this Agreement, the Securities or any notes issued in exchange for any Securities, other than pursuant to the Permitted Business Combination. Except as otherwise expressly provided herein, nothing expressed in or implied from any Investment Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document. Any agreement or covenant in any Investment Document obligating Issuer of an Equity Interest held by a Purchaser or subsequent holder to take any action or to refrain from taking any action, shall similarly obligate any other Person into or with which Issuer is merged, consolidated, combined or reorganized.

8.9 Aggregation. For purposes of the Investment Documents, all holdings of Securities and any Equity Interest for which Securities are exchanged or converted by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under the Investment Documents.

8.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and shall be reformed and enforced to the maximum extent permitted under applicable law.

8.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. A signature of a party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

8.12 Descriptive Headings. The descriptive headings of this Agreement and the Securities are inserted for convenience only and do not constitute a substantive part of this Agreement.

8.13 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the schedules hereto and (except as otherwise expressly provided therein) the exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Kansas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas. In furtherance of the foregoing, the internal law of the State of Kansas shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

8.14 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via facsimile to the number set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to Purchaser and to Issuer at the addresses indicated below:

To Issuer:

Wits Basin Precious Minerals, Inc
80 South Eight Street, Suite 900
Minneapolis, MN 55402-8773
Attn: Mark Dacko, Chief Financial Officer
Facsimile: (612) 395-5276

With a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-4140
Attn: William Mower, Esq.
Facsimile: (612) 642-8358

To the Purchaser:

China Gold, LLC
7300 College Blvd., Suite 303
Overland Park, KS 66210
Attn: C. Andrew Martin
Facsimile: (913) 339-6086

with a copy to:

William M. Schutte
Polsinelli Shalton Flanigan Suelthaus PC
6201 College Boulevard, Suite 500
Overland Park, KS 66211
Facsimile: 913-451-6205

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

8.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant or that the first Event of Default shall have occurred.

8.16 Complete Agreement; No Modifications.

(a) This Agreement and the other Investment Documents collectively: (i) constitute the final expression of the agreement between Issuer and Purchaser; (ii) contain the entire agreement between Issuer and Purchaser with respect to the matters set forth herein and in such other Investment Documents; and (iii) may not be contradicted by evidence of any prior or contemporaneous oral agreements or understandings between Issuer and Purchaser. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an agreement or instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(b) If there is a conflict between or among the terms, covenants, conditions or provisions of this Agreement and the other Investment Documents, then any term, covenant, condition or provision that Purchaser may elect to enforce from time to time so as to enlarge the interest of Purchaser in its security for the payment and performance of the Obligations, afford Purchaser the maximum financial benefits or security for the Obligations, or provide Purchaser the maximum assurance of payment and performance of the of the Obligations in full, shall control. ISSUER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS AGREEMENT AND EACH OF THE INVESTMENT DOCUMENTS WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, PURCHASER OR ISSUER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION OF THIS AGREEMENT OR ANY OF THE INVESTMENT DOCUMENTS.

8.17 Indemnification. In consideration of Purchaser’s execution and delivery of this Agreement and purchase of the Securities hereunder and in addition to Issuer’s other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, Issuer shall defend, protect and indemnify Purchaser and each other holder of Securities, any notes issued in exchange for any Securities or any other Equity Interests for which Securities are exchanged or converted and all of its officers, managers, directors, stockholders, members, partners, limited partners, Affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by the Investment Documents) (collectively, the “Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse), on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to: (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities; (b) the execution, delivery, performance or enforcement of the Investment Documents, any Governing Documents of Issuer and any other instrument, document or agreement executed pursuant hereto or thereto of Issuer by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee’s gross negligence or willful misconduct; and (c) the past, present or future environmental condition of any property owned, operated or used by Issuer, its predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, Release or threatened Release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, Issuer. To the extent that the foregoing undertaking by Issuer may be unenforceable for any reason, Issuer shall make the maximum contribution to the payment and satisfaction of each of the Liabilities that is permissible under applicable law.

8.18 Payment Set Aside. To the extent that any payment or payments are made to Purchaser hereunder or under the Securities, any notes issued in exchange for any Securities or any Equity Interests for which Securities are exchanged or converted or such Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such payor, a trustee, receiver or any other Person under any law, statute, rule or regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.19 Jurisdiction and Venue. Each of the parties: (a) submits to the jurisdiction of any state or federal court sitting in the District of Kansas in any legal suit, action or proceeding arising out of or relating to this Agreement, the Securities, any notes issued in exchange for any Securities or any Equity Interests for which Securities are exchanged or converted; (b) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court; and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Securities, any notes issued in exchange for any Securities or any Equity Interests for which Securities are exchanged or converted in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.14. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law, statute, rule or regulation or shall limit the right of Purchaser or holders of Equity Interests for which Securities are exchanged or converted to bring proceedings against Issuer in the courts of any other jurisdiction. To the extent provided by any law, statute, rule or regulation, should Issuer, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, Issuer shall be deemed in default and an order or judgment may be entered by the court against Issuer as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for Issuer set forth in this Section 8.19 shall not be deemed to preclude the enforcement by Purchaser or any holder of Securities or notes issued in exchange for any Securities or Equity Interests for which Securities are exchanged or converted of any judgment obtained in any other forum or the taking by such Purchaser or any holder of Securities or notes issued in exchange for any Securities or Equity Interests for which Securities are exchanged or converted of any action to enforce the same in any other appropriate jurisdiction, and Issuer hereby waives the right to collaterally attack any such judgment or action.

8.20 Waiver of Right to Jury Trial. ISSUER, ON ITS OWN BEHALF, AND PURCHASER, ON ITS OWN AND ON BEHALF OF EACH HOLDER OF SECURITIES AND NOTES ISSUED IN EXCHANGE FOR ANY SECURITIES AND EQUITY INTERESTS FOR WHICH SECURITIES ARE EXCHANGED OR CONVERTED, HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES, ANY NOTES ISSUED IN EXCHANGE FOR ANY SECURITIES OR ANY EQUITY INTERESTS FOR WHICH SECURITIES ARE EXCHANGED OR CONVERTED, ANY OF THE OTHER INVESTMENT DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR THE COLLATERAL, THE OBLIGATIONS, OR PURCHASER’S CONDUCT WITH RESPECT TO ANY OF THE FOREGOING. ISSUER, ON ITS OWN BEHALF, AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT PURCHASER WOULD NOT PURCHASE THE SECURITIES HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

8.21 Certain Waivers. Issuer hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Note and any notes issued in exchange for any Securities, and expressly agrees that the Note and any notes issued in exchange for any Securities, or any payment thereunder, may be extended from time to time and that the holder thereof may accept security for the Note and any notes issued in exchange for any Securities or release security for the Note and any notes issued in exchange for any Securities, all without in any way affecting the liability of Issuer thereunder.

8.22 Transfer of Note; Several Liability of Purchaser. Issuer hereby consents to Purchaser’s participation, sale, assignment, transfer or other disposition, at any time or times on or after the Closing Date, at Purchaser’s option, of all or any portion of its interest in this Agreement and any of the other Investment Documents (including Purchaser’s rights, title, interests, remedies, powers and duties hereunder or thereunder) to a purchaser, participant, any syndicate, or any other Person (each, a “Note Purchaser”). In connection with any such disposition (and thereafter), Purchaser may disclose any financial information Purchaser may have concerning Issuer to any such Note Purchaser or potential Note Purchaser.

8.23 Confidentiality.

(a) Issuer and Purchaser hereby acknowledge that each may have received, or may receive in the future, certain confidential or non-public information relating to the other (collectively, the “Confidential Information”). “Confidential Information” shall include, without limitation, all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account, tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and other non-public information of such party.

(b) The receiving party and any representatives and agents of the receiving party shall keep all Confidential Information confidential, and shall not disclose any Confidential Information without the prior written consent of the disclosing party; provided, however, that any of such information may be disclosed to receiving party’s representatives or agents who need to know such information for the purpose of performing such services required to be performed hereunder (it being understood that such party shall inform such representatives and agents of the confidential nature of the Confidential Information and shall direct such representatives and agents to treat such information confidentially). Receiving party shall be responsible for any breach of this provision by its representatives or agents.

(c) For the purposes of this Agreement, the definition of “Confidential Information” shall not include information which (A) had been made previously available to the public by the disclosing party; (B) is or becomes generally available to the public, unless the information being made available to the public results in a breach of this provision; (C) prior to disclosure to the receiving party or its representatives or agents, was already rightfully in any such person’s possession outside of its negotiation and discussions with the disclosing party or (D) is obtained by receiving party or its representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the other party hereto.

(d)  This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

(e) Each party acknowledges and agrees that the obligations under this Section 8.23 shall survive indefinitely. Notwithstanding the foregoing, Issuer consents to disclosure by Purchaser of any summary financial or other information of Issuer and each of its Project Subsidiaries of the type which is customarily disclosed by venture capital companies to the stockholders, partners, board members, advisory board members or legal, accounting, insurance, or investment banking advisers of Purchaser, and as and to the extent required by Law, to any Governmental Body and may make a public announcement of its investment in Issuer, provided that Purchaser will obtain from any such party adequate safeguards regarding the continued confidentiality of such information of Issuer, in a form satisfactory to Issuer.

8.24 Sole and Absolute Discretion of Purchaser. Whenever pursuant to this Agreement (a) Purchaser exercises any right given to it to consent, approve or disapprove, (b) any arrangement, document, item or term is to be satisfactory to Purchaser, or (c) any other decision or determination is to be made by Purchaser, the decision of Purchaser to consent, approve or disapprove, all decisions that arrangements, documents, items, or terms are satisfactory or not satisfactory and all other decisions and determinations made by Purchaser, shall be in the sole and absolute discretion of Purchaser and shall be final and conclusive, except as may be otherwise expressly and specifically provided in this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ISSUERS:	WITS BASIN PRECIOUS MINERALS INC., a Minnesota corporation

By: /s/ Mark D. Dacko
Name: Mark D. Dacko
Title: Chief Financial Officer

PURCHASER:	CHINA GOLD, LLC, a Kansas limited liability company

By: Pioneer Holdings, LLC Its: Manager

By: /s/ Cory Lagerstrom
Name: Cory Lagerstrom
Title: Manager

[SIGNATURE PAGE TO CONVERTIBLE NOTES PURCHASE AGREEMENT]

Exhibit 10.1

APPENDIX 1

REGISTRATION RIGHTS

Section 1. REGISTRATION

1.1 Demand Registration.

(a) Request for Registration. If Issuer shall receive from Initiating Holders a written request that Issuer effect a registration with respect to all or a part of the Registrable Securities, Issuer shall (i) promptly give written notice of the proposed registration (the “Registration Notice”) to all other Holders and (ii) as soon as practicable thereafter, use its reasonable efforts to effect registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder specified in a written request given within 15 days after the Registration Notice is delivered. Issuer shall not be obligated to take any action to effect any such registration pursuant to this Section 1.1(a) after Issuer has effected one such registration pursuant to this Section 1.1(a) and such registration has been declared effective under the Securities Act. Notwithstanding the preceding sentence, Issuer shall be obligated to effect up to three registrations if registration on Form S-3 or any similar short-form registration form is available for a registration by Issuer. Issuer shall include in the Registration Statement such number, if any, of the Registrable Securities requested to be included as may, in the judgment of the underwriters, be included in the offering without adversely affecting the offering; provided, however, that if for any reason the underwriters permit less than 60% of the Registrable Securities requested by all Holders to be included in such Registration Statement, such registration shall not count as a demand hereunder or cause a reduction in the number of registrations available pursuant to this Section 1.1(a). If the total number of Registrable Securities to be included in such Registration Statement is limited, the number of Registrable Securities to be included will be allocated on a pro rata basis among the Holders who have requested inclusion of their Registrable Securities in the offering, based on the number of Registrable Securities each has requested to have included. Issuer will not include any other securities in such registration without the written consent of all of the Holders requesting registration. Notwithstanding the foregoing, the Issuer shall be further entitled to reduce the number of Registrable Securities of the Holders on a pro rata basis as and when Issuer deems necessary or appropriate to respond to or comply with the rules, regulations, guidance or comments of the Commission for the purposes of obtaining the effectiveness of such registration statement, however, that if for this reason the Issuer permits less than 60% of the Registrable Securities requested by all Holders to be included in the Registration Statement, such registration shall not count as a demand hereunder or cause a reduction in the number of registrations available pursuant to this Section 1.1(a).

(b) Right of Deferral of or Suspension of Registration. If Issuer shall furnish to all such Holders who joined in the request a certificate signed by the President of Issuer stating that, in the good faith judgment of the Board of Directors, the immediate filing of a Registration Statement (or the sale of securities under an already-filed Registration Statement) would materially interfere with or materially and adversely affect the negotiation or completion of any transaction that is then being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) or would otherwise be detrimental to Issuer, then Issuer shall have the right to defer the filing of a Registration Statement with respect to such offering (or suspend the use of a Registration Statement) for a period not to exceed 120 days after delivery of such certificate to such Holders. If, after a Registration Statement becomes effective, Issuer advises the Holders of Registrable Securities that Issuer considers it appropriate for the Registration Statement to be supplemented or amended, the Holders of such Registrable Securities shall suspend any further sales of their Registrable Securities until Issuer advises them that the Registration Statement has been supplemented or amended; provided, however, that Issuer shall use all reasonable efforts to effect such amendment or supplementation as soon as practicable; and provided further that Issuer may postpone such amendment or supplementation for a period of time not to exceed 90 days if in the good faith judgment of the Board of Directors, such amendment or supplementation, if effected immediately, would materially interfere with or materially and adversely affect the negotiation or completion of any transaction that is then being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) or would otherwise be detrimental to Issuer. Issuer may delay a demand registration under this Section 1.1 only once in any 12-month period.

(c) Underwriting in Demand Registration.

(i) Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Issuer as a part of their request made pursuant to this Section 1.1.

(ii) Selection of Underwriter and Underwriting Agreement. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the holders of a majority of the Registrable Securities initially requesting registration will have the right to select the investment banker(s) for the offering, subject to Issuer’s approval. In such event, Issuer (together with all Holders proposing to distribute their Registrable Securities through such underwriting) shall enter into an underwriting agreement in customary form with the Underwriter.

(d) Right of Withdrawal. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw its Registrable Securities therefrom by written notice to Issuer, the Underwriters’ Representative and the Initiating Holders delivered at least seven Business Days prior to the effective date of the Registration Statement. The Registrable Securities so withdrawn shall also be withdrawn from the Registration Statement. If one or more Holders decide to withdraw Registrable Securities after commencement by Issuer of preparation of a Registration Statement and, as a result, the aggregate offering price likely will be less than $10,000,000, Issuer may withdraw the Registration Statement and cancel the offering, in which event (a) the Holders who had requested that their Registrable Securities be included in the registration shall be jointly and severally liable to reimburse Issuer for the Registration Expenses incurred in connection with such Registration Statement and (b) the total number of demand registrations available pursuant to Section 1.1(a) shall be reduced by one, unless the reason for withdrawal was the inability of the underwriters to sell more than 80% of the Registrable Securities referenced on the cover page of the prospectus included in such withdrawn Registration Statement within the price range set forth on the cover page of such Prospectus.

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1.2 Piggyback Registration.

(a) Notice of Piggyback Registration and Inclusion of Common Stock Owned by Holders. Upon the terms and subject to the conditions set forth in this Agreement, if Issuer decides to register Equity Interests under the Securities Act in connection with a Public Offering of such shares solely for cash (either for its own account or for the account of a security holder or holders, other than any of the Holders exercising demand registration rights under Section 1.1 hereof) (other than on Form S 8 or Form S 4 or any comparable or successor forms of the Commission), Issuer shall: (i) promptly give each Holder of Registrable Securities written notice thereof (which shall include a list of any jurisdictions in which Issuer intends at such time to attempt to qualify such securities under the applicable state securities laws) and (ii), subject to Section 1.2(b)(ii) hereof, include in such registration (and any related qualification under applicable state securities laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to Issuer by any Holder within 15 days after delivery of such written notice from Issuer. Notwithstanding the foregoing, the Issuer shall be further entitled to reduce the number of Registrable Securities of the Holders on a pro rata basis as and when Issuer deems necessary or appropriate to respond to or comply with the rules, regulations, guidance or comments of the Commission for the purposes of obtaining the effectiveness of such registration statement.

(b) Underwriting.

(i) Conditions to Participation. If the registration of which Issuer gives notice is for a Public Offering involving an underwriting, Issuer shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder’s entry into an underwriting agreement in customary form with the Underwriters’ Representative for such offering.

(ii) Marketing Limitation in Piggyback Registration. In the event the Underwriters’ Representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 1.2 in writing that market factors (including, without limitation, the aggregate number of outstanding Registrable Securities requested to be registered, the general condition of the market, and the status of the Persons proposing to sell shares of Common Stock pursuant to the registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting. Notwithstanding the foregoing, the underwriter may not limit the amount of Registrable Securities included in such registration and underwriting to less than an amount equal to 20% of the amount of all of Issuer’s securities included in such registration and underwriting.

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(iii) Allocation of Shares in Piggyback Registration. In the event that the Underwriters’ Representative limits the number of Registrable Securities to be included in a registration pursuant to Section 1.2(b)(ii), the number of Registrable Securities to be included in such registration shall be allocated (subject to Section 1.2(b)(ii) hereof), among all Holders requesting to include Registrable Securities in such registration, in proportion, as nearly as practicable, to the respective number of Registrable Securities each has requested to have included in such registration. No Registrable Securities excluded from the underwriting by reason of Section 1.2(b)(ii) or this Section 1.2(b)(iii) shall be included in such Registration Statement.

(iv) Withdrawal in Piggyback Registration. If any Holder entitled (upon request) to have Registrable Securities included in such registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Issuer and the Underwriter’s Representative delivered at least seven Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right of Deferral of or Suspension of Piggyback Registration. If Issuer shall furnish to all Holders requesting to include Registrable Securities in a registration under this Section 1.2 a certificate signed by the President of Issuer stating that, in the good faith judgment of the Board of Directors, the immediate filing of a Registration Statement (or the sale of securities under an already-filed Registration Statement) would materially interfere with or materially and adversely affect the negotiation or completion of any transaction that is then being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) or would otherwise be detrimental to Issuer, then Issuer shall have the right to defer the filing of a Registration Statement with respect to such offering (or suspend the use of a Registration Statement) for a period not to exceed 120 days after delivery of such certificate to such Holders. If, after a Registration Statement becomes effective, Issuer advises the Holders that Issuer considers it appropriate for the Registration Statement to be supplemented or amended, the Holders shall suspend any further sales of Registrable Securities until Issuer advises them that the Registration Statement has been supplemented or amended; provided, however, that Issuer shall use all reasonable efforts to effect such amendment or supplementation as soon as practicable; and provided further that Issuer may postpone such amendment or supplementation for a period not to exceed 90 days if in the good faith judgment of the Board of Directors, such amendment or supplementation, if effected immediately, would materially interfere with or materially and adversely affect the negotiation or completion of any transaction that is then being contemplated by Issuer (whether or not a final decision has been made to undertake such transaction) or would otherwise be detrimental to Issuer.

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1.3 Compliance with Other Securities Laws. In the event of any registration of Registrable Securities pursuant to Section 1.1 or this Section 1.2, Issuer shall use all reasonable efforts to comply with such other securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities to the extent that such laws are applicable and not preempted by federal law; provided, however, that (a) Issuer shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to any tax in any such jurisdiction where it is not then so subject, and (b) notwithstanding anything in this Agreement to the contrary, if any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling security holders, such expenses shall be payable pro rata by the selling security holders.

1.4 Expenses of Registration. Except as set forth in Section 1.1(d) and Section 1.3, all Registration Expenses incurred in connection with all registrations pursuant to Sections 1.1 and 1.2 shall be borne by Issuer. Issuer shall not be required to pay the Selling Expenses related to the Registrable Securities. Such expenses shall be paid by the selling security holders, pro rata on the basis of the number of shares registered for each of them.

1.5 Registration Procedures. Issuer shall keep each Holder whose Registrable Securities are included in any registration pursuant to this Section 1 reasonably advised as to the initiation and completion of such registration. Issuer shall: (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use all reasonable efforts to cause the Registration Statement to become effective and remain effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; provided, however, that to the extent Issuer has exercised its rights pursuant to Section 1.1(b) or Section 1.2(c) to suspend the use of a Registration Statement, this period shall be extended one day for each day that the use of a Registration Statement is suspended; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the Commission amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such Registration Statement; (d) notify each holder of Registrable Securities registered under such Registration Statement of the effectiveness of such Registration Statement and any amendments thereto; (e) enter into such customary agreements and take all such other action in connection therewith as the Holders of more than 50% of the Registrable Securities being registered reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; (f) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of an opinion of counsel for Issuer, dated the effective date of the registration statement, and a “comfort” letter signed by the independent public accountants who have certified Issuer’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the “comfort” letter) with respect to events subsequent to the date of the financial statements, as are covered in connection with the opinion of Issuer’s counsel and “comfort” letter delivered to the underwriters in connection with the offering of securities; and (g) notify each Holder of Registrable Securities covered by such Registration Statement at any time when, to the knowledge of Issuer, a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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1.6 Information Furnished by Holder. It shall be a condition precedent of Issuer’s obligations under this Section 1 that each Holder of Registrable Securities included in any registration (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement executed in connection with such arrangement, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements or reasonably requested by Issuer, (c) furnishes to Issuer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as may be required to effect the registration of such Registrable Securities or as may otherwise be reasonably requested by Issuer, and (d) otherwise participates and cooperates in the underwriting and the registration process as requested by Issuer or the Underwriters’ Representative.

1.7 Indemnification.

(a) Company’s Indemnification of Holders. Issuer shall indemnify each Holder, each of such Holder’s officers, directors and general partners, and each Person controlling such Holder, with respect to any registration of Registrable Securities (and any related compliance with other securities laws under Section 1.3) effected pursuant to this Agreement, against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) incurred by an Indemnified Party (collectively “Losses”) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or in any amendment or supplement thereof or in any preliminary prospectus or other document (including any related Registration Statement) incident to any such registration or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Issuer of the Securities Act, the Exchange Act, or any other securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, applicable to Issuer and relating to action or inaction required of Issuer in connection with any such registration or compliance; and Issuer shall reimburse each such Indemnified Party for any expenses (including, without limitation, attorneys’ fees) reasonably incurred in connection with investigating or defending any such Losses; provided, however, that the indemnity contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any Losses if settlement is effected without the consent of Issuer (which consent shall not unreasonably be withheld); and provided, further, that Issuer shall not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon information furnished to Issuer in writing by such Holder or any of its officers, directors, general partners, or controlling Persons for use in connection with the offering of securities of Issuer; and provided, further, that Issuer shall not be liable in any such case to the extent any such Losses arise out of or are based upon the failure of such Holder to comply with the prospectus delivery requirements of the Securities Act; and provided, further, that Issuer shall not be liable for legal fees incurred by any Indemnified Party after Issuer assumes the defense of the action in accordance with Section 1.7(c), except to the extent that such Indemnified Party hires separate counsel as a result of a conflict described in Section 1.7(c).

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(b) Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if Registrable Securities owned by such Holder are registered pursuant to this Agreement, indemnify Issuer, each of its shareholders, directors and officers, each underwriter, if any, of such securities, each Person who controls Issuer or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and general partners and each Person controlling such other Holder, against all Losses arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, any amendment or supplement thereof, or any preliminary prospectus or other document (including any related Registration Statement) incident to any such registration or any related compliance with other securities laws under Section 1.3, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by such Holder of the Securities Act, the Exchange Act or any other securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration or compliance; and such Holder will reimburse each such Indemnified Party for any expenses (including, without limitation, attorneys’ fees) reasonably incurred in connection with investigating or defending any such Losses; provided, however, that in the case of a misstatement or omission, such obligation shall apply only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus, amendment, supplement, preliminary prospectus or other document in reliance upon and in conformity with information furnished to Issuer in writing by such Holder or any of its officers, directors, general partners or controlling persons; and provided, further, that the indemnity contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such Losses if settlement is effected without the consent of the Holder which consent shall not unreasonably be withheld); provided, further, that the Holder shall not be liable for legal fees incurred by any Indemnified Party after the Holder assumes the defense of the action in accordance with Section 1.7(c), except to the extent that any Indemnified Party hires separate counsel as a result of a conflict described in Section 1.7(c).

(c) Indemnification Procedure. Promptly after receipt by an Indemnified Party under this Section 1.7 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 1.7, notify the Indemnifying Party in writing of the commencement thereof and generally summarize such action. The Indemnifying Party shall have the right to participate in and to assume the defense of such claim, jointly with any other Indemnifying Party similarly noticed; provided, however, that the Indemnifying Party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; and provided, further, that if in the opinion of counsel to the Indemnified Party there is a legal conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of such action, suit or proceeding, then the Indemnified Party may retain separate counsel to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of the Indemnified Party. The failure to notify an Indemnifying Party promptly of the commencement of any such action, if prejudicial to the ability of the Indemnifying Party to defend such action, shall relieve such Indemnifying Party, to the extent so prejudiced, of any liability to the Indemnified Party under this Section 1.7, but the omission so to notify the Indemnifying Party will not relieve such party of any liability that such party may have to any Indemnified Party otherwise than under this Section 1.7. The reimbursement required by this Section 1.7 shall be made in periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

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(d) Meaning of “Indemnified Party” and “Indemnifying Party.” As used in this Section 1.7, the term “Indemnified Party” refers to a Person entitled to indemnity under Section 1.7(a) or 1.7(b) and the term “Indemnifying Party” means a Person obligated to indemnify another Person pursuant to Section 1.7(a) or 1.7(b).

(e) Contribution in Lieu of Indemnification. If the indemnification provided for in Section 1.7 hereof is unavailable to a party that would have been an Indemnified Party under any such section in respect of any Losses, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that result in such Losses, as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Issuer agrees that it would not be just and equitable if contribution pursuant to this Section 1.7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.7(e). The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this Section 1.7(e) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

1.8 Transfer of Rights. Subject to compliance with the transfer restrictions on the Notes and the Registrable Securities, the registration rights set forth in Sections 1.1 and 1.2 may be assigned by any Holder to a transferee or assignee acquiring Registrable Securities that have not been sold to the public; provided, however, that Issuer must receive, at least five Business Days prior to said transfer, a written notice stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned and a written agreement by such transferee to be bound by the provisions hereof.

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1.9 Market Stand-off. Each Investor agrees, and shall cause each assignee of its rights under this Section 1 to agree, that if so requested by the Underwriters’ Representative (s) in connection with any firm commitment underwritten Public Offering of securities by Issuer, such Investor (or such assignee) shall not sell, or make any short sale of, any shares of Common Stock or other securities of Issuer, without the prior written consent of the Underwriters’ Representative(s), for such period of time not to exceed 7 days before the effective date of the Registration Statement and 90 days after the effective date of the Registration Statement as may be requested by the Underwriters’ Representative; provided, however, that all officers and directors of Issuer and substantially all holders of 5% or more of the outstanding shares of Common Stock are subject to a substantially similar obligation.

1.10 Rule 144 Compliance. Until such time as Issuer files a notice on Form 15 (or a successor form) of the Commission providing notice of its termination of registration under Section 12 of Exchange Act, Issuer will make every effort in good faith to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that rule. Issuer will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time after the undertaking of Issuer in the preceding sentence shall have first become effective, a written statement signed by Issuer, addressed to such Holder, describing briefly the action Issuer has taken or proposes to take to comply with the current public information requirements of Rule 144. Issuer will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of Issuer for more than the preceding three (3) months, and (iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

Section 2. DEFINITIONS

As used herein, the following capitalized terms shall have the meanings indicated:

“Board” means the Board of Directors of Issuer.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Kansas generally are authorized or required by law or other government action to remain closed.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the $ .01 par value common stock of Issuer.

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“Exchange Act” means The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Holder” means any holder of outstanding Registrable Securities that have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of registration rights as permitted by Section 1.8 hereof.

“Indemnified Parties” and “Indemnifying Parties” have the meanings ascribed to such terms in Section 1.7(d) hereof.

“Initiating Holders” shall mean Holders of Registrable Securities that have not been sold to the public who in the aggregate hold at least 50% of the aggregate number of outstanding Registrable Securities that have not been sold to the public.

“Investor” means China Gold, Inc. and each other holder of Registrable Securities who becomes a party to the Purchase Agreement.

“Losses” has the meaning ascribed to such term in Section 1.7 hereof.

“Public Offering” means an offering of Common Stock or other equity securities by Issuer, or by any successor to Issuer, that is registered under the Securities Act.

“Purchase Agreement” means that certain Convertible Notes Purchase Agreement by and between Issuer and China Gold, LLC, of even date herewith.

“Qualified Offering” means a Public Offering in which Issuer or its successor, as applicable, is valued on a pre-offering basis at $25,000,000 or more and in which Issuer or its successor receives net proceeds of at least $10,000,000.

“Registrable Securities” means (i) any shares of Common Stock issuable upon conversion of the Notes, and (ii) any additional shares of Common Stock issued pursuant stock splits, in-kind dividends and similar distributions with respect to the stock described in the foregoing clause, but does not include any such shares, which, at the time the identity of the Registrable Securities is to be determined, previously have been sold pursuant to a registration or Rule 144, including Rule 144(k) or Rule 144A.

“Registration Expenses” means all reasonable out-of-pocket expenses (other than Selling Expenses) actually incurred in complying with Section 1.1 or Section 1.2 hereof, including, without limitation, all required federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for Issuer and reasonable fees and disbursements of one counsel for all of the selling security holders.

“Registration Statement” means a registration statement prepared by Issuer in connection with any registration contemplated by Section 1 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor or complementary rule, all as the same shall be in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts and selling commissions and any transfer taxes resulting from sales of Registrable Securities pursuant to Section 1 hereof.

“Underwriters’ Representative” means the representative or representatives of the underwriters selected by the Initiating Holders for an underwriting under Section 1.1(c) or by Issuer for an underwriting under Section 1.2(b).

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